     As filed with the Securities and Exchange Commission on July 19, 1999
                                                        Registration No. 333-___

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          __________________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                          __________________________

                            TRANSWITCH CORPORATION
            (Exact name of registrant as specified in its charter)

           Delaware                                  06-1236189
    --------------------                          --------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)



                  Three Enterprise Drive, Shelton, CT  06484
                 --------------------------------------------
              (Address of principal executive offices) (Zip Code)

                  THIRD AMENDED AND RESTATED 1995 STOCK PLAN
                 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                 --------------------------------------------
                           (Full title of the plan)
                          __________________________

                                DR. SANTANU DAS
   President, Chief Executive Officer and Chairman of the Board of Directors
                            TRANSWITCH CORPORATION
                            Three Enterprise Drive
                          Shelton, Connecticut  06484
                                (203) 929-8810
            (Name, address including zip code and telephone number,
                  including area code, of agent for service)
                          __________________________

                                   Copy to:

                              TIMOTHY C. MAGUIRE
                        Testa, Hurwitz & Thibeault, LLP
                                125 High Street
                               Boston, MA  02110
                                (617) 248-7000

================================================================================

                        CALCULATION OF REGISTRATION FEE

================================================================================



                                                 Proposed               Proposed
       Title of                                   Maximum               Maximum
      Securities              Amount             Offering              Aggregate             Amount of
        to be                  to be             Price Per              Offering            Registration
      Registered            Registered             Share                 Price                  Fee
----------------------------------------------------------------------------------------------------------

THIRD AMENDED AND
 RESTATED 1995 STOCK
 PLAN                    2,738,981 shares         50,125(1)         137,291,423.00(1)        $38,168.O0
Common Stock, $.001
 par value

1995 NON-EMPLOYEE
 DIRECTOR STOCK
 OPTION PLAN              200,000 shares          50,125(1)          10,025,000.00(1)        $ 2,787.00
Common Stock
$.001 par value
TOTAL                    2,938,981 shares                                                    $40,955.00

================================================================================

(1) The price of $50,125 per share, which is the average of the high and low prices reported on the Nasdaq National Market on July 16, 1999, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c).

================================================================================

      This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on this form relating to the Registrant's 1989 Stock Option Plan, 1995 Stock Plan, 1995 Non-Employee Director Stock Option Plan and 1995 Employee Stock Purchase Plan is effective. Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference herein the information contained in the Registrant's Registration Statement on Form S-8 (Registration No. 33-94234) as filed with the Securities and Exchange Commission (the "Commission") on July 30, 1995 and Registrant's Registration Statement on Form S-8 (Registration No. 33-31849) as filed with the Commission on July 23, 1997.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

      The following documents filed with the Commission are incorporated by reference in this Registration Statement:

     (a) Registrant's Annual Report on Form 10-K (Commission File Number 0-25996) for the fiscal year ended December 31, 1998, filed with the Commission on March 26, 1999; and

     (b) Registrant's Quarterly Report on Form 10-Q (Commission File Number 0-25996) for the fiscal quarter ended March 31, 1999, filed with the Commission on May 11, 1999.

      All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.  Exhibits
         --------

      Exhibit No.   Description of Exhibit
      -----------   ----------------------

     Exhibit 4.1 Specimen certificate representing the Common Stock of the Registrant (filed as Exhibit 4.1 to Registrant's Registration Statement on Form S-1 (File No. 33-91694) and incorporated herein by reference).

     Exhibit 4.2 Amended and Restated Certificate of Incorporation of the Registrant, as further amended as of May 27, 1999, filed herewith.

     Exhibit 4.3 By-laws of the Registrant, as amended and restated (filed as Exhibit 3.3 to Registrant's Registration Statement on Form S-1 (File No. 33-91694) and incorporated herein by reference).

     Exhibit 4.4 Third Amended and Restated 1995 Stock Plan (filed as an exhibit to Registrant's Definitive Proxy Statement on
                    Schedule 14A, filed with the Commission on April 26, 1999 (File No. 0-25996) and incorporated herein by reference).

     Exhibit 4.5 Form of Incentive Stock Option Agreement under the Third Amended and Restated 1995 Stock Plan (filed as Exhibit 4.5 to Registrant's Registration Statement on Form S-8 (File No. 33-94324) and incorporated herein by reference).

     Exhibit 4.6 Form of Non-Qualified Stock Option Agreement under the Third Amended and Restated 1995 Stock Plan of the Registrant (filed as Exhibit 4.6 to Registrant's Registration Statement on Form S-8 (File No. 33-94324) and incorporated herein by reference).

     Exhibit 4.7 1995 Non-Employee Director Stock Option Plan (filed as an exhibit to Registrant's Definitive Proxy Statement on
                    Schedule 14A, filed with the Commission on April 26, 1999 (File No. 0-25996) and incorporated herein by reference).

     Exhibit 4.8 Form of Non-Qualified Stock Option Agreement under the 1995 Non-Employee Director Stock Option Plan (filed as Exhibit
                    4.8 to the Registrant's Registration Statement on Form S-8 (File No. 33-94234) and incorporated herein by reference).

     Exhibit 5.1    Opinion of Testa, Hurwitz & Thibeault, LLP.

     Exhibit 23.1   Consent of KPMG LLP.

     Exhibit 23.2   Consent of Testa, Hurwitz & Thibeault, LLP (included in
                    Exhibit 5.1).

     Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, TranSwitch Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shelton, State of Connecticut, on this July 19, 1999.

                                    TRANSWITCH CORPORATION



                                    By: /s/ Dr. Santanu Das
                                        -------------------
                                      Dr. Santanu Das
                                      President, Chief Executive Officer
                                      and Chairman of the Board of Directors



                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Dr. Santanu Das and Michael F. Stauff his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          Signature                                  Title                          Date
          ---------                               -----------                     ---------

/s/ Dr. Santanu Das                   President, Chief Executive               July 19, 1999
------------------------------------  Officer and Chairman of the Board
Dr. Santanu Das                       of Directors
                                      (Principal Executive Officer)

/s/ Michael F. Stauff                 Vice President, Chief Financial          July 19, 1999
------------------------------------  Officer and Treasurer
Michael F. Stauff                     (Principal Financial and
                                      Accounting Officer)

/s/ Alfred R. Boschulte               Director                                 July 19, 1999
------------------------------------
Alfred R. Boschulte

/s/ Dr. Steward S. Flaschen           Director                                 July 19, 1999
------------------------------------
Dr. Steward S. Flaschen

/s/ Erik H. van der Kay               Director                                 July 19, 1999
------------------------------------
Erik H. van der Kay

/s/ Dr. Ljubomir Micic                Director                                 July 19, 1999
------------------------------------
Dr. Ljubomir Micic

/s/ James M. Pagos                    Director                                 July 19, 1999
------------------------------------
James M. Pagos

/s/ Dr. Albert E. Paladino            Director                                 July 19, 1999
------------------------------------
Dr. Albert E. Paladino

                               INDEX TO EXHIBITS




Exhibit                                Description of Exhibit
-------                                ----------------------

Exhibit 4.1 Specimen certificate representing the Common Stock of the Registrant (filed as Exhibit 4.1 to Registrant's Registration Statement on Form S-1 (File No. 33-91694) and incorporated herein by reference).

Exhibit 4.2 Amended and Restated Certificate of Incorporation of the Registrant, as further amended as of May 27, 1999, filed herewith.

Exhibit 4.3 By-laws of the Registrant, as amended and restated (filed as Exhibit 3.3 to Registrant's Registration Statement on Form S-1 (File No. 33-91694) and incorporated herein by reference).

Exhibit 4.4 Third Amended and Restated 1995 Stock Plan (filed as exhibit to Registrant's Definitive Proxy Statement on Schedule 14A, filed with the Commissioner on April 26, 1999 (File No. 0-25996) and incorporated herein by reference).

Exhibit 4.5 Form of Incentive Stock Option Agreement under the Third Amended and Restated 1995 Stock Plan of the Registrant (filed as Exhibit 4.5 to Registrant's Registration Statement of Form S-8 (File No. 33-94324) and incorporated herein by reference).

Exhibit 4.6 Form of Non-Qualified Stock Option Agreement under the Third Amended and Restated 1995 Stock Plan of the Registrant (filed as Exhibit 4.6 to Registrant's Registration Statement on Form S-8 (File No. 33-94324) and incorporated herein by reference).

Exhibit 4.7 1995 Non-Employee Director Stock Option Plan (filed as exhibit to Registrant's Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 26, 1999 (File No. 0-25996) and incorporated herein by reference).

Exhibit 4.8 Form of Non-Qualified Stock Option Agreement under the 1995 Non-Employee Director Stock Option Plan (filed as Exhibit 4.8 to the Registrant's Registration Statement on Form S-8 (File No. 33-94234) and incorporated herein by reference).

Exhibit 5.1      Opinion of Testa, Hurwitz & Thibeault, LLP.

Exhibit 23.1     Consent of KPMG LLP.

Exhibit 23.2     Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit
                 5.1).

Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement).